STOCK OPTION AWARD (#) ____

                                VCA ANTECH, INC.
                           2006 EQUITY INCENTIVE PLAN
                         STOCK OPTION AWARD CERTIFICATE

     THIS IS TO CERTIFY that VCA Antech, Inc., a Delaware corporation (the "COMPANY"), has granted you (the "PARTICIPANT") an option to purchase Common Stock (the "Stock" or "Shares") of the Company under its 2006 Equity Incentive Plan (the "PLAN"), as follows:

Name of Participant:                ________________________________

Address of Participant:             ________________________________

                                    ________________________________

                                    ________________________________

Total Option Shares:                ________________________________

Exercise Price Per Share:           ________________________________

Type of Option:                     |_|  Incentive Stock Option
                                    |_|  Nonqualified Stock Option

Date of Grant:                      ________________________________

Expiration Date:                    ________________________________

Vesting
Commencement Date:                  ________________________________

Vesting Schedule:                 ANNIVERSARY                    PERCENTAGE OF
                                 OF THE VESTING                      VESTED
                               COMMENCEMENT DATE                     SHARES
                               -----------------                     ------
                                Prior to Fourth                         0 %
                                    Fourth                             50 %
                                     Fifth                            100 %

By your signature and the signature of the Company's representative below, you and the Company agree to be bound by all of the terms and conditions of the Stock Option Agreement, which is attached hereto as Annex I and the Plan (both incorporated herein by this reference as if set forth in full in this document). By executing this Certificate, you hereby irrevocably elect to accept the Stock Option Award rights granted pursuant to this Certificate and the related Stock Option Agreement and to receive the Option to purchase Stock of VCA Antech, Inc. designated above subject to the terms of the Plan, this Certificate and the Stock Option Agreement.

PARTICIPANT:                            VCA ANTECH, INC.

                                        By:
-----------------------------------         ------------------------------------
                 , an individual        Robert L. Antin, Chief Executive Officer
                                        Officer

Dated:                                  Dated:
       ----------------------------            ---------------------------------

                                                                         ANNEX I

                                VCA ANTECH, INC.
                           2006 EQUITY INCENTIVE PLAN
                             STOCK OPTION AGREEMENT


     This Stock Option Agreement (this "AGREEMENT"), is made and entered into on the execution date of the Stock Option Award Certificate to which it is attached (the "CERTIFICATE"), by and between VCA Antech, Inc., a Delaware corporation (the "COMPANY"), and the Director, Employee or Consultant ("PARTICIPANT") named in the Certificate.

     Pursuant to the VCA Antech, Inc. 2006 Equity Incentive Plan (the "PLAN"), the Administrator of the Plan has authorized the grant to Participant of the option to purchase shares of the Company's Common Stock (the "Award"), upon the terms and subject to the conditions set forth in the Certificate, this Agreement and in the Plan. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

     NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the mutual observance of the covenants and promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. GRANT OF OPTION. The Company hereby grants to Participant an option (this "OPTION") to purchase the total number of shares of Common Stock of the Company set forth in the Certificate as Total Option Shares (the "SHARES") at the Exercise Price Per Share set forth in the Certificate (the "EXERCISE PRICE"), subject to all of the terms and conditions of the Certificate, this Agreement and the Plan. If designated as an Incentive Stock Option in the Certificate, the Option is intended to qualify as an "incentive stock option" (an "ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE"), although the Company makes no representation or guarantee that such Option will qualify as an ISO.

2. EXERCISE PERIOD; VESTING. Unless expired as provided in SECTION 3 of this Agreement, this Option may be exercised from time to time after the Date of Grant set forth in the Certificate to the extent the Option has vested in accordance with the vesting schedule set forth in the Certificate. The Shares issued upon exercise of the Option will be subject to the restrictions on transfer set forth in SECTION 11 below. Provided Participant continues to provide Continuous Service to the Company or any Affiliate, the Option will become vested according to the Vesting Schedule in the Certificate. A vested Option may not be exercised for less than a full share. If application of the vesting percentage causes a fractional Share to otherwise become exercisable, such Share shall be rounded down to the nearest whole Share for each year except for the last year in such vesting period, at the end of which vesting period this Option shall become exercisable for the full remainder of the unexercised Shares subject to the Option.

3. EXPIRATION. The Option shall expire on the Expiration Date set forth in the Certificate or earlier as provided in SECTION 4 below.

4.   TERMINATION OF CONTINUOUS SERVICE.

     4.1. FORFEITURE OF UNVESTED OPTIONS. If the Participant's Continuous Service is terminated for any reason, the unvested portion of the Option shall terminate immediately and the Participant may exercise the vested portion as provided in this
          SECTION 4. Outstanding Options that are not exercisable at the time a Participant's Continuous Service terminates for any reason other than Cause (including upon the Participant's death or Disability) shall be forfeited and expire at the close of business on the date of such termination. Outstanding Options, including otherwise vested options at the time a Participant's Continuous Service terminates for Cause shall be forfeited and expire at the beginning of business on the date of such termination.

     4.2. TERMINATION FOR ANY REASON EXCEPT DEATH, DISABILITY OR CAUSE. Unless otherwise provided in an employment agreement the terms of which have been approved by the Administrator, if Participant's Continuous Service is terminated for any reason, except death, Disability or Cause, the Option, to the extent (and only to the extent) that it would have been exercisable by Participant immediately prior to termination of Continuous Service, may be exercised by Participant until the earlier of the Expiration Date or, except as set forth below, the date that is three (3) months following the termination of the Participant's Continuous Service and the Option shall thereafter terminate and cease to be exercisable.

     4.3. TERMINATION BECAUSE OF DEATH OR DISABILITY. If Participant's Continuous Service is terminated because of death or Disability of Participant (or Participant dies within three (3) months of the date of termination when such termination is for any reason other than Participant's Disability or for Cause), the Option, to the extent that is exercisable by Participant on the date of termination, may be exercised by Participant (or Participant's legal representative) no later than twelve (12) months after the date of termination, but in any event no later than the Expiration Date. If permitted by this Agreement, any exercise beyond (a) three (3) months after the date of termination when the termination is for any reason other than the Participant's death or Disability or (b) twelve (12) months after the date of termination when the termination is for Participant's Disability is deemed to be a Nonqualified Stock Option (an "NQSO") and not an ISO.

     4.4. TERMINATION FOR CAUSE. If the Participant's Continuous Service is terminated as a result of the Participant's termination of Continuous Service for Cause, all outstanding Options granted to such Participant, including otherwise vested Options, shall expire as of the commencement of business on the date of such termination of Continuous Service.

     4.5. EXTENSION OF TERMINATION DATE. If the exercise of the Option following the termination of the Participant's Continuous Service (other than upon the Participant's death or Disability) would be prohibited at any time solely because the exercise of the Option or issuance of Shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law requirement, then the Option shall terminate on the earlier of (a) the expiration of the Expiration Date specified in the Certificate or (b) the expiration of a period after termination of the Participant's Continuous Service that is three (3) months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

     4.6. NO OBLIGATION TO EMPLOY. Nothing in the Plan or this Agreement shall confer on Participant any right to continue in the employ of, or other relationship with, the Company or any Affiliate, or limit in any way the right of the Company or any Affiliate to terminate Participant's employment or other relationship at any time, with or without Cause.

5.   MANNER OF EXERCISE.

     5.1. STOCK OPTION EXERCISE AGREEMENT. To exercise this Option, Participant (or in the case of exercise after Participant's death or incapacity, Participant's executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as EXHIBIT A, or in such other form as may be approved by the Administrator from time to time (the "EXERCISE AGREEMENT"), which shall set forth, INTER ALIA, (a) Participant's election to exercise the Option, (b) the number of Shares being purchased, (c) any restrictions imposed on the Shares and
          (d) any representations warranties and agreements regarding Participant's investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

     5.2. LIMITATIONS ON EXERCISE. The Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. The Option may not be exercised for fewer than one (1) Share or for a fractional Share. If a fractional Share would otherwise become exercisable, such Share shall be rounded down to the nearest whole Share for each year except for the last year of the applicable vesting period, at the end of which vesting period this Option shall become exercisable for the full remainder of the unexercised Shares subject to the Option.

     5.3. PAYMENT. The entire Exercise Price of this Option to purchase Shares issued under the Plan (plus applicable tax withholding) shall be payable in full by cash or check for an amount equal to the aggregate Exercise Price Per Share for the number of Shares being purchased. Alternatively, in the sole discretion of the Plan Administrator and upon such terms as the Plan Administrator shall approve, the Exercise Price may be paid by:

          (a) paying all or a portion of the aggregate Exercise Price Per Share for the number of Shares being purchased by delivery to the Company of other shares of Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of Shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock where such shares have a Fair Market Value on the date of attestation equal to the exercise price (or portion thereof) and receives a number of Shares equal to the difference between the number of Shares thereby purchased and the number of identified attestation shares of Common Stock (collectively a "STOCK FOR STOCK EXERCISE"); provided, however, that the shares of Common Stock used in such Stock for Stock Exercise (i) have either (1) been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the open public market; and (ii) are clear of all liens, claims, encumbrances or security interests. Payment of the Exercise Price by a Participant who is an officer, director or other "insider" subject to Section 16(b) of the Exchange Act in the form of a Stock for Stock Exercise is subject to pre-approval by the Administrator, in its sole discretion, in a manner that complies with the specificity requirements of Rule 16b-3 under the Exchange Act, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Options involved in the transaction.

          (b) during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange), (i) a copy of instructions to a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD DEALER") directing such broker to sell the Shares for which this Option is exercised, and to remit to the Company the aggregate Exercise Price of such Option or (ii) through a "margin" commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from NASD Dealer in the amount of the total Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company (collectively referred to as a "CASHLESS EXERCISE"); provided, however, a Cashless Exercise by a Director or executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, a Parent or Subsidiary in violation of Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Securities Exchange Act of 1934, 15 U.S.C. ss. 78m(k)) shall be prohibited;

          (c) by any other form of legal consideration that may be acceptable to the Administrator, including without limitation with a full-recourse promissory note. However, if there is a stated par value of the shares and applicable law requires, the par value of the shares, if newly issued, shall be paid in cash or cash equivalents. The shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Administrator (in its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note. Unless the Administrator determines otherwise, shares of Common Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction. Exercise with a promissory note or other transaction by a Director or executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, or an Affiliate in violation of section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Securities Exchange Act of 1934, 15 U.S.C. ss. 78m(k)) shall be prohibited; or

          (d) by any combination of the foregoing that may be acceptable to the Administrator.

     5.4. TAX WITHHOLDING. Prior to the issuance of the Shares upon exercise of the Option, Participant must pay or provide for any applicable federal, state and local withholding obligations of the Company. If the Administrator permits, Participant also may provide for payment of withholding taxes upon exercise of the Option by one or more of the following means: (a) tendering a cash payment; (b) a broker assisted Cashless Exercise, (c) tendering previously acquired shares of Common Stock with a Fair Market Value equal to or less than the minimum statutory amount of taxes required to be withheld by law, or (d) by requesting that the Company retain Shares from the Shares otherwise issuable to the Participant as a result of the exercise of this Option, provided that no Shares are withheld with a Fair Market Value exceeding the minimum statutory amount of taxes required to be withheld by law ("SHARE WITHHOLDING"). In such case, the Company shall issue the net number of Shares to the Participant by deducting the Shares retained from the Shares issuable upon exercise. Payment of the tax withholding by a Participant who is an officer, director or other "insider" subject to Section 16(b) of the Exchange Act by a tender of Common Stock or in the form of Share Withholding is subject to pre-approval by the Administrator, in its sole discretion, in a manner that complies with the specificity requirements of Rule 16b-3 under the Exchange Act, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Options involved in the transaction. Notwithstanding any other provisions of this Agreement or the Plan, neither the Company nor the Administrator shall be obligated to transfer or otherwise issue any shares of Company Stock to Participant if the Participant has not paid or made arrangements satisfactory to the Administrator to pay to the Company the amount required to satisfy any federal, state or local taxes required by law to be withheld with respect to such shares.

     5.5. ISSUANCE OF SHARES. Provided that the Exercise Agreement and payment (including applicable tax withholding) are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Participant, Participant's authorized assignee, or Participant's legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto. Notwithstanding any other provisions of this Agreement or the Plan, neither the Company nor the Administrator shall be obligated to transfer or otherwise issue any shares of Company Stock to Participant if the Participant has not paid or made arrangements satisfactory to the Administrator to pay to the Company the amount required to satisfy any federal, state or local taxes required by law to be withheld with respect to such shares.

6. NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If the Option is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (a) the date two (2) years after the Date of Grant, and (b) the date one (1) year after transfer of such Shares to Participant upon exercise of the Option, Participant shall immediately notify the Company in writing of such disposition. Participant agrees that Participant will satisfy any obligation in the event any such disposition causes Participant to be subject to income tax withholding by the Company on the compensation income recognized by Participant from the early disposition by payment in cash or out of the current wages or other compensation payable to Participant.

7. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of the Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Common Stock may be listed at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

8. NONTRANSFERABILITY OF OPTION. If the Option is an ISO, the Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Participant only by Participant or in the event of Participant's incapacity, by Participant's legal representative. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of Participant. If the Option is not an ISO, upon written approval by the Administrator, it may be transferred by gift or domestic relations order to a member of the Participant's immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests).

9. PRIVILEGES OF STOCK OWNERSHIP. Participant shall not have any of the rights of a Stockholder with respect to any Shares until the Shares are issued to Participant.

10. OBLIGATION TO SELL. Notwithstanding anything herein to the contrary, if at any time following Optionee's acquisition of shares of Stock hereunder, stockholders of the Company owning 51% or more of the shares of the Company (on a fully diluted basis) (the "CONTROL SELLERS") enter into an agreement (including any agreement in principal) to transfer all of their shares to any person or group of persons who are not affiliated with the Control Sellers, such Control Sellers may require each stockholder who is not a Control Seller (a "NON-CONTROL SELLER") to sell all of their shares to such person or group of persons at a price and on terms and conditions the same as those on which such Control Sellers have agreed to sell their shares, other than terms and conditions relating to the performance or non-performance of services. For the purposes of the preceding sentence, an affiliate of a Control Seller is a person who controls, which is controlled by, or which is under common control with, the Control Seller.

11.  RESTRICTIONS ON TRANSFER.

     11.1. SECURITIES LAW RESTRICTIONS. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

     11.2. MARKET STAND-OFF. If an underwritten public offering by the Company of its equity securities occurs pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering or any secondary offering, the Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, transfer the economic consequences of ownership or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Shares without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the "MARKET STAND-OFF"). In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period. If there is any change in the number of outstanding shares of Common Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, dissolution or liquidation of the Company, any corporate separation or division (including, but not limited to, a split-up, a split-off or a spin-off), a merger or consolidation; a reverse merger or similar transaction, then any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off.

     11.3. ADMINISTRATION. Any determination by the Administrator and its counsel in connection with any of the matters set forth in this
          Section 11 shall be conclusive and binding on the Optionee and all other persons.

12.  GENERAL.

     12.1. INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Administrator for review. The resolution of such a dispute by the Administrator shall be final and binding on the Company and Participant.

     12.2. ENTIRE AGREEMENT. The Plan is incorporated herein by reference. This Agreement and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof. If any inconsistency should exit between the nondiscretionary terms and conditions of this Agreement and the Plan, the Plan shall govern and control.

     12.3. NOTICES. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: (a) personal delivery;
          (b) five (5) days after deposit in the United States mail by certified or registered mail (return receipt requested); (c) two (2) business days after deposit with any return receipt express courier (prepaid); or (d) one (1) business day after transmission by facsimile.

     12.4. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant's heirs, executors, administrators, legal representatives, successors and assigns.

     12.5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

13. ACCEPTANCE. Participant hereby acknowledges receipt of a copy of the Certificate, the Plan and this Agreement. Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and conditions of the Certificate, the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares and that Participant should consult a tax advisor prior to such exercise or disposition.

14. SECTION 409A LIMITATION. In the event the Administrator determines at any time that this Option has been granted with an exercise price less than Fair Market Value of the Shares subject to the Option on the date the Option is granted (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code, notwithstanding any provision of the Plan or this Option Agreement to the contrary, the Option shall satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 8 of the Plan. The specified exercise date and term shall be the default date and term specified in Section 8 of the Plan. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code and Section 8 of the Plan.

                                    EXHIBIT A

                     FORM OF STOCK OPTION EXERCISE AGREEMENT

|_|  Incentive Stock Option             Optionee:
                                                 -------------------------------

|_|  Nonstatutory Stock Option          Date:
                                                 -------------------------------


                          STOCK OPTION EXERCISE NOTICE

VCA Antech, Inc.
12401 West Olympic Blvd.
Los Angeles, CA 90065-1022
Attention: Chief Financial Officer

Ladies and Gentlemen:

     1. OPTION. I was granted an option (the "OPTION") to purchase shares of the common stock (the "SHARES") of VCA Antech, Inc., a Delaware corporation (the "COMPANY"), pursuant to the Company's 2006 Equity Incentive Plan (the "PLAN"), my Certificate of Stock Option Award (the "CERTIFICATE") and my Stock Option Agreement (the "OPTION AGREEMENT") as follows:

                  Grant Number:
                                                --------------------------

                  Date of Option Grant:
                                                --------------------------

                  Number of Option Shares:
                                                --------------------------

                  Exercise Price per Share:     $
                                                --------------------------

     2. EXERCISE OF OPTION. I hereby elect to exercise the Option to purchase the following number of Shares, all of which are Vested Shares in accordance with the Certificate and the Option Agreement:

                  Total Shares Purchased:
                                                        ------------------

                  Total Exercise Price
                  (Total Shares X Price per Share)    $
                                                        ------------------

     3. PAYMENTS. I enclose payment in full of the total exercise price for the Shares in the following form(s), as authorized by my Option Agreement:

                  |_|      Cash:                      $
                                                        ------------------------
                  |_|      Check:                     $
                                                        ------------------------
                  |_|      Cashless Exercise          Contact Plan Administrator

                  |_|      Tender of Company Stock:   Contact Plan Administrator


     4. TAX WITHHOLDING. I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Company, if any, in connection with the Option.

     5. OPTIONEE INFORMATION.

        My address is:
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                       -----------------------------------------

        My Social Security Number is:
                                     -------------------------------------

     6. NOTICE OF DISQUALIFYING DISPOSITION. If the Option is an Incentive Stock Option, I agree that I will promptly notify the Treasurer of the Company if I transfer any of the Shares within one (1) year from the date I exercise all or part of the Option or within two (2) years of the Date of Option Grant.

     7. BINDING EFFECT. I agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Option Agreement, to all of which I hereby expressly assent. This Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

     I understand that I am purchasing the Shares pursuant to the terms of the Plan, the Notice and my Option Agreement, copies of which I have received and carefully read and understand.

                                           Very truly yours,


                                           ------------------------------------
                                           (Signature)

Receipt of the above is hereby acknowledged.

VCA ANTECH, INC.


By:
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Title:
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Dated:
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